UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2012

Advanced Environmental Recycling Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

914 N Jefferson Street	72764
Springdale, Arkansas	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	(479) 756-7400

Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 15, 2012, AERT entered into a $15.0 million Loan and Security Agreement (the Agreement) with AloStar Bank of Commerce (AloStar), a state banking institution organized under the laws of the State of Alabama; $8 million as a Revolver Loan and $7.0 million as an asset-based loan (Term Loan).

Upon execution of the Agreement, AloStar advanced funds from the Term Loan in full payment of the Liberty Bank Revolving Line of Credit and the Mortgage, Security Agreement. The Revolver Loan will be used to cover operating expenses as needed.

The Term Loan will require that AloStar hold first security interest to the majority of AERT’s plant, property, and equipment; as well as, real estate. Repayment of the principal portion of the Term Loan with AloStar will be effected over 36 months beginning December 1, 2012 in equal installments of $83,333.33, the final installment of which shall be in an amount equal to the remaining principal balance of the Term Loan and shall be due and payable on the Commitment Termination Date.  Interest will be calculated at 4.5% plus the greater of (a) 1.0% and (b) the LIBOR Rate as shown in the Wall Street Journal on such day for United States dollar deposits for the one month delivery of funds in amounts approximately equal to the principal amount of the Loan for which such rate is being determined or, if such day is not a Business Day on the immediately preceding Business Day. Interest accrued on the principal balance of the Term Loan shall be due and payable on the first day of each month, computed through the last day of the preceding month. Interest, expressed in simple interest terms as of the date of calculation, is 5.5%.

The Revolver Loan will be subject to a reserve of $1 million plus a reserve for class action claims. Interest will be assessed at the greater of (a) 1.0% and (b) the LIBOR rate as shown in the Wall Street Journal on such day for United States dollar deposits for the one month delivery of funds in an amount approximately equal to the principal amount of the Loan for which such rate is being determined plus 4%. If the LIBOR cannot be determined, the interest will be calculated using the prime lending rate plus 2%.

Item 9.01 Exhibits

10.1           Loan and Security Agreement date November 15, 2012 between AERT and AloStar Bank of Commerce

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By:	/s/ Joe Brooks
Joe Brooks Chairman and Chief Executive Officer

Date: November 15, 2012